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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR
(g) OF THE SECURITIES EXCHANGE ACT OF 1934


ICON HOLDINGS CORP.
-------------------
(Exact Name of Registrant as Specified in Its Charter)


Delaware                                             04-3314510
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(State of Incorporation or Organization)             (IRS Employer
                                                     Identification No.)

600 Mamaroneck Avenue, Harrison, New York            10528-1632
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(Address of Principal Executive Offices)             (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to
General Instruction A.(c) please check the following box. [   ].

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) and is effective pursuant to General Instruction A.(d) please
check the following box [   ].

Securities Act registration statement file number to which this form relates:

                                   333-38717
                                   ---------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE.

       Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, $.01 Par Value
                   (Title of each class to be so registered)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Information concerning the Registrant's Common Stock, par value $.01 per share, is contained in the Registrant's Registration Statement on Form S-1 (the "Form S-1"), filed with the Securities and Exchange Commission on October 24, 1997 (Registration No. 333-38717) pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and such information is incorporated herein by reference. Such information shall be included in the final forms of Prospectus included in the Form S-1 and filed under Rule 424(b) of the Securities Act.


ITEM 2. EXHIBITS

     The following exhibits are incorporated by reference to the indicated exhibits of the Form S-1, as amended:

1.   Certificate of Incorporation of the Registrant, as amended (Exhibit 3.01).

2. Form of Amended and Restated Certificate of Incorporation to be adopted by the Registrant (Exhibit 3.02).

3.   Amended and Restated By-Laws of the Registrant (Exhibit 3.03).

4. Articles Fourth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth and Thirteenth of the First Amended and Restated Certificate of Incorporation of the Registrant to be filed with the Delaware Secretary of State by the Registrant (Exhibit 4.01).

5. Articles II, III, IV, V, VI, VII, VIII, IX, X, XIV, XXI and XXVI of the Registrant's By-laws, as amended (Exhibit 4.02).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    ICON HOLDINGS CORP.



                                    By:  /s/ Beaufort J. B. Clarke
                                         --------------------------
                                         Beaufort J. B. Clarke
                                         Chief Executive Officer


DATED:  December 18, 1997

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